Exhibit 99.1

PRESS RELEASE

For Release, 9:10AM EST May 12, 2021

Neonode Reports Quarter Ended March 31, 2021 Financial Results

STOCKHOLM, SWEDEN – May 12, 2021 – Neonode Inc. (NASDAQ: NEON), today reported financial results for the three months ended March 31, 2021.

FINANCIAL SUMMARY FOR THE QUARTER ENDED MARCH 31, 2021:

●	Revenue of $1.7 million, an increase of 28.7% compared to the same period in the prior year.
●	Operating expenses of $3.0 million, an increase of 29.0% compared to the same period in the prior year.
●	Net loss of $1.6 million, or $0.14 per share, compared to $1.0 million, or $0.11 per share, for the same period in the prior year.
●	Cash used by operations of $2.0 million compared to $1.0 million for the same period in the prior year.
●	Cash and accounts receivable of $9.5 million as of March 31, 2021 compared to $12.2 million as of December 31, 2020.

THE CEO’S COMMENTS

“During the first quarter we continued to build our business pipeline. Our main focus was and continues to be contactless touch solutions for elevators and kiosks, where our touch sensor modules provide an intuitive and safe user experience. The demand for our solutions is very high in Japan and Korea, where customers now have numerous development and onsite pilot projects underway for elevators and an array of different kiosks. We also have customers in other countries in Asia who are rolling out and installing retrofit contactless touch systems in airport ticketing and retail self-service checkout kiosks. In addition, we are seeing increasing interest in our contactless touch technology from European and North American customers. To better support our customers in these regions, as well as in Asia, we recently changed to a regional sales organization, which will help us accelerate growth,” said Dr. Urban Forssell, CEO of Neonode.

“Our license revenue from existing legacy customers increased during the first quarter compared to the same period in 2020. We believe this to be a rebound effect from the slow printer and automotive sales last year due to the COVID-19 pandemic. Long term, we expect this legacy business to continue to decrease (a trend we observed prior to the pandemic) and to offset this we are focusing on growing our products business with elevator and kiosk customers. We are also continuing to promote our technology to new customers in the Military & Avionics, Industrial and Automotive segments. The sales and development cycles are much longer in these industries than in the elevator and kiosk industries, and although we do not expect royalty revenues from new customers in the short term, we strongly believe in these segments and we do expect to earn non-recurring engineering revenues related to product development,” continued Dr. Forssell.

“During the quarter, we continued to strengthen our team of talented and experienced people in sales, marketing, and engineering who will help us create and capitalize on the developing market opportunities. We have also deepened our relationship with our partner network and are actively exploring further partnerships as a means to drive growth. We believe that our contactless touch solution is the best technology in the market that supports the new health and pandemic-driven paradigm shift where users are becoming more and more reluctant to touch public space devices,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE QUARTER ENDED MARCH 31, 2021

Net revenues for the quarter ended March 31, 2021 were $1.7 million, a 28.7% increase, compared to the same quarter in 2020. HMI Solutions revenues were $1.3 million, an increase of 9.9% compared to the same quarter in 2020. This is primarily due to higher license fees from our automotive customers. Our HMI Products revenues were $0.4 million, an increase of 226.8% compared to the same period in 2020. The increase was driven by a growing market demand for contactless touch solutions for elevators and self-service kiosks where our touch sensor modules is a good fit.

Our combined total gross margin was 83.4% in the quarter just ended compared to 96.6% in the same period in 2020. The decrease in total gross margin in the quarter ended March 31, 2021 as compared to the same period in 2020 was primarily due to the change in the mix of the components of overall revenue with an increase in sales of sensor modules, which have a lower overall gross margin compared to the 100% gross margin license business. Our operating expenses increased 29.0% in the quarter ended March 31, 2021 compared to the same period in 2020. Operating expenses increased as we added employees and external consultants in our sales, marketing and engineering groups to service an increasing number of customers.

Net loss for the three months ended March 31, 2021 was $1.6 million, or $0.14 per share, compared to a net loss of $1.0 million, or $0.11 per share, in the same period 2020. Cash used by operations was $2.0 million in the first quarter of 2021 compared to $1.0 million in the same period of 2020. This was primarily the result of a higher net loss and increased inventory to secure our future deliveries.

Cash and accounts receivable totaled $9.5 million and working capital was $8.8 million as of March 31, 2021 compared to $12.2 million and $10.4 million as of December 31, 2020.

We entered into an At Market Issuance Sales Agreement with B. Riley Securities on May 10, 2021, under which we may, from time to time, in our sole discretion, sell shares of common stock having an aggregate offering price of up to $25.0 million, through B. Riley Securities as sales agent. To facilitate the at-the-market facility, we filed a shelf registration statement on Form S-3 registering up to $100.0 million of securities that may be offered and sold by us from time to time, including the shares that may be sold under the At Market Issuance Sales Agreement. The issuance and sale, if any, of these securities is subject to the effectiveness of the registration statement.

For more information, please contact:

Investor Relations

David Brunton

Email: david.brunton@neonode.com

Chief Financial Officer

Maria Ek

E-mail: maria.ek@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 80 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the SEC from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.

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NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$8,145	$10,473
Accounts receivable and unbilled revenue, net	1,326	1,743
Inventory	1,675	1,273
Prepaid expenses and other current assets	820	1,161
Total current assets	11,966	14,650

Property and equipment, net	814	1,003
Operating lease right-of-use assets	743	919
Total assets	$13,523	$16,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$491	$1,084
Accrued payroll and employee benefits	1,071	1,170
Accrued expenses	464	545
Deferred revenues	120	138
Current portion of finance lease obligations	624	769
Current portion of operating lease obligations	377	504
Total current liabilities	3,147	4,210

Finance lease obligations, net of current portion	48	95
Operating lease obligations, net of current portion	251	377
Total liabilities	3,446	4,682

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 11,504,665 shares issued and outstanding at March 31, 2021 and December 31, 2020	12	12
Additional paid-in capital	211,686	211,663
Accumulated other comprehensive loss	(570)	(404)
Accumulated deficit	(197,726)	(196,158)
Total Neonode Inc. stockholders’ equity	13,402	15,113
Noncontrolling interests	(3,325)	(3,223)
Total stockholders’ equity	10,077	11,890
Total liabilities and stockholders’ equity	$13,523	$16,572

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2021	2020
Revenues:
HMI Solutions	$1,299	$1,182
HMI Products	366	112
Total revenues	1,665	1,294
Cost of revenues:
HMI Solutions	—	(1)
HMI Products	(277)	(43)
Total cost of revenues	(277)	(44)

Total gross profit	1,388	1,250

Operating expenses:
Research and development	1,142	995
Sales and marketing	788	545
General and administrative	1,087	799

Total operating expenses	3,017	2,339
Operating loss	(1,629)	(1,089)

Other expense:
Interest expense	5	7
Total other expense	5	7

Loss before provision for income taxes	(1,634)	(1,096)

Provision for income taxes	36	16
Net loss including noncontrolling interests	(1,670)	(1,112)
Less: net loss attributable to noncontrolling interests	102	102
Net loss attributable to Neonode Inc.	$(1,568)	$(1,010)

Loss per common share:
Basic and diluted loss per share	$(0.14)	$(0.11)
Basic and diluted – weighted average number of common shares outstanding	11,504	9,171

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2021	2020

Net loss including noncontrolling interests	$(1,670)	$(1,112)
Other comprehensive loss:
Foreign currency translation adjustments	(166)	(87)
Comprehensive loss	(1,836)	(1,199)
Less: Comprehensive loss attributable to noncontrolling interests	102	102
Comprehensive loss attributable to Neonode Inc.	$(1,734)	$(1,097)

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except for Preferred Stock Shares Issued)

(Unaudited)

For the Quarter to Date periods ended March 31, 2020 through March 31, 2021

	Preferred Stock Shares Issued		Preferred Stock Amount		Common Stock Shares Issued	Common Stock Amount		Additional Paid-in Capital		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity

Balances, December 31, 2019	-		$-		9,171	$9		$197,543		$(639)	$(190,520)	$6,393	$(2,546)	$3,847

Foreign currency translation adjustment	-		-		-	-		-		(87)	-	(87)	-	(87)

Net loss	-		-		-	-		-		-	(1,010)	(1,010)	(102)	(1,112)

Balances, March 31, 2020	-		$-		9,171	$9		$197,543		$(726)	$(191,530)	$5,296	$(2,648)	$2,648

Foreign currency translation adjustment	-		-		-	-		-		64	-	64	-	64

Net loss	-		-		-	-		-		-	(1,612)	(1,612)	(154)	(1,766)

Balances, June 30, 2020	-		$-		9,171	$9		$197,543		$(662)	$(193,142)	$3,748	$(2,802)	$946

Issuance of shares for cash, net of offering costs	3,932		3,932		1,612	1		9,597		-	-	13,530	-	13,530

Series C-2 Preferred Stock issued for repayment of short-term borrowings and accrued interest	517		517		-	-		(1)		-	-	516	-	516

Conversion of Series C-1 and C-2 Preferred Stock to common stock	(4,449)		(4,449)		684		1	4,448		-	-	-	-	-

Preferred dividends		-		-	-		-		-	-	(33)	(33)	-	(33)

Foreign currency translation adjustment	-		-		-	-		-		(228)	-	(228)	-	(228)

Net loss	-		-		-	-		-		-	(1,638)	(1,638)	(110)	(1,748)

Balances, September 30, 2020	-		$-		11,467	$11		$211,587		$(890)	$(194,813)	$15,895	$(2,912)	$12,983

Stock-based compensation	-		-		37	1		76		-	-	77	-	77

Foreign currency translation adjustment	-		-		-	-		-		486	-	486	-	486

Net loss	-		-		-	-		-		-	(1,345)	(1,345)	(311)	(1,656)

Balances, December 31, 2020	-		$-		11,504	$12		$211,663		$(404)	$(196,158)	$15,113	$(3,223)	$11,890

Stock-based compensation	-		-		-	-		23		-	-	23	-	23

Foreign currency translation adjustment	-		-		-	-		-		(166)	-	(166)	-	(166)

Net loss	-		-		-	-		-		-	(1,568)	(1,568)	(102)	(1,670)

Balances, March 31, 2021	-		$-		11,504	$12		$211,686		$(570)	$(197,726)	$13,402	$(3,325)	$10,077

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(1,670)	$(1,112)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	23	-
Depreciation and amortization	199	195
Amortization of operating lease right-of-use assets	129	91
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	405	188
Projects in process	-	(51)
Inventory	(493)	(16)
Prepaid expenses and other current assets	299	45
Accounts payable and accrued expenses	(657)	(224)
Deferred revenues	(15)	6
Operating lease obligations	(210)	(91)
Net cash used in operating activities	(1,990)	(969)

Cash flows from investing activities:
Purchase of property and equipment	(62)	(5)
Net cash used in investing activities	(62)	(5)

Cash flows from financing activities:
Principal payments on finance lease obligations	(148)	(132)
Net cash used in financing activities	(148)	(132)

Effect of exchange rate changes on cash	(128)	(64)

Net decrease in cash	(2,328)	(1,170)
Cash at beginning of period	10,473	2,357
Cash at end of period	$8,145	$1,187

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$36	$16
Cash paid for interest	$5	$7

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